                                                                   EXHIBIT 23.17


                          INDEPENDENT AUDITORS' CONSENT

We consent to incorporation by reference in the Registrations Statements on Form S-8 (File Nos. 333-47672, 333-39908, 333-44702, 333-32214 and 333-85553), the
Registration Statements on Form S-4 (File Nos. 333-68694 and 333-75206) and the Registration Statements on Form S-3 (File Nos. 333-50036, 333-50034 and 333-85211) of Devon Energy Corporation of our report dated January 20, 1999 to the shareholders of Northstar Energy Corporation, relating to the consolidated balance sheet of Northstar Energy Corporation and subsidiaries as at December 31, 1998 and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity, and cash flows for the year ended December 31, 1998, which report appears in the December 31, 2000 annual report on Form 10-K/A of Devon Energy Corporation.





                                              /s/ DELOITTE & TOUCHE LLP
                                              -------------------------
                                              Deloitte & Touche LLP
                                              Chartered Accountants

Calgary, Alberta
Canada
December 19, 2001